                                CAREINSITE, INC.
                         (a Development Stage Company)

            Index to Consolidated Financial Statements and Schedules

                                                                                     Page
                                                                                     ----

Report of Independent Public Accountants ........................................       2


Financial Statements:

Consolidated Balance Sheets as of June 30, 1999 and June 30, 1998................       3

Consolidated Statements of Operations for the Years ended June 30, 1999 and June 30, 1998, the Period from Inception (December 24, 1996)
      through June 30, 1997 and Cumulative from Inception (December 24, 1996)
      through June 30, 1999......................................................       5

Consolidated Statements of Changes in Stockholders' Equity for the Period
      from Inception (December 24, 1996) through June 30, 1997,
      the Years ended June 30, 1998 and June 30, 1999............................       6

Consolidated Statements of Cash Flows for the Years ended June 30, 1999 and June 30, 1998, the Period from Inception (December 24, 1996)
      through June 30, 1997 and Cumulative from Inception (December 24, 1996)....
      through June 30, 1999                                                             7

Notes to Consolidated Financial Statements.......................................       8



Supplemental Schedules:

I   Report of Independent Public Accountants.....................................     S-I
II  Valuation and Qualifying Accounts............................................     S-II

All other schedules not listed above have been omitted as not applicable or because the required information is included in the Consolidated Financial Statements or in the notes thereto. Columns omitted from any schedule filed have been omitted because the information is not applicable.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To CareInsite, Inc.:

We have audited the accompanying consolidated balance sheets of CareInsite, Inc. (a Delaware corporation in the development stage) and subsidiaries (formerly Synetic Healthcare Communications, Inc.) as of June 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended June 30, 1999, the period from Inception (December 24, 1996) through June 30, 1997 and the cumulative period from Inception (December 24, 1996) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CareInsite, Inc. and subsidiaries as of June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1999, and for the period from Inception (December 24, 1996) through June 30, 1997 and the cumulative period from Inception (December 24, 1996) through June 30, 1999, in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP

Roseland, New Jersey
August 27, 1999

                               CAREINSITE, INC.
                         (a Development Stage Company)

                          CONSOLIDATED BALANCE SHEETS

                                (in thousands)

                                    ASSETS


                                                                                             June 30,
                                                                                   --------------------------
                                                                                     1999             1998
                                                                                   ---------         --------
CURRENT ASSETS:
           Cash and cash equivalents ......................................        $  64,019         $    315
           Marketable securities ..........................................           54,670               --
           Accounts receivable, net of allowance of $6 at June 30, 1999 ...              532               --
           Note receivable ................................................               --            2,000
           Receivable from affiliate ......................................            1,448               --
           Prepaid and other ..............................................              697              220
                                                                                   ---------         --------
                        Total current assets ..............................          121,366            2,535
                                                                                   ---------         --------


PROPERTY, PLANT AND EQUIPMENT:
           Leasehold improvements .........................................              732              681
           Equipment ......................................................            3,454            2,826
           Furniture and fixtures .........................................              427              371
                                                                                   ---------         --------
                                                                                       4,613            3,878
           Less: Accumulated depreciation .................................           (2,033)          (1,025)
                                                                                   ---------         --------
                        Property, plant and equipment, net ................            2,580            2,853
                                                                                   ---------         --------


CAPITALIZED SOFTWARE DEVELOPMENT COSTS ....................................           31,330            4,972

OTHER ASSETS:
           Intangible assets, net .........................................           22,475              404
           Investment .....................................................            2,000               --
           Other ..........................................................              202               69
                                                                                   ---------         --------
                        Total other assets ................................           24,677              473
                                                                                   ---------         --------
                                                                                   $ 179,953         $ 10,833
                                                                                   =========         ========

 The accompanying notes are an integral part of these consolidated statements.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                          CONSOLIDATED BALANCE SHEETS

                       (in thousands, except share data)

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                              June 30,
                                                                                     --------------------------
                                                                                       1999              1998
                                                                                     ---------         --------
CURRENT LIABILITIES
           Accounts payable .................................................        $     764         $    594
           Payable to Parent ................................................              853               --
           Payable to affiliate .............................................              497               --
           Accrued liabilities ..............................................            4,415            1,166
                                                                                     ---------         --------
                        Total current liabilities ...........................            6,529            1,760
                                                                                     ---------         --------

DEFERRED INCOME TAXES .......................................................               --            1,275
                                                                                     ---------         --------

COMMITMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDERS' EQUITY:
           Preferred stock, $.01 par value, 30,000,000 shares authorized;
                none issued and outstanding .................................               --               --
           Common stock, $.01 par value, authorized 300,000,000 shares;
                70,410,134 shares issued and outstanding at June 30, 1999 and
                50,062,500 shares issued and outstanding at
                June 30, 1998 ...............................................              704              501
           Additional paid-in capital .......................................          247,932           69,989
           Stock subscription receivable ....................................               --          (10,000)
           Deficit accumulated during the development stage .................          (75,490)         (52,692)
           Accumulated other comprehensive income ...........................              278               --
                                                                                     ---------         --------
                        Total stockholders' equity ..........................          173,424            7,798
                                                                                     ---------         --------
                                                                                     $ 179,953         $ 10,833
                                                                                     =========         ========

The accompanying notes are an integral part of these consolidated statements.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (in thousands, except per share data)


                                                                                           Period From        Cumulative From
                                                                                            Inception             Inception
                                                        Years Ended June 30,             (Dec. 24, 1996)       (Dec. 24, 1996)
                                                   -----------------------------             Through               Through
                                                     1999                 1998             June 30, 1997         June 30, 1999
                                                   --------             --------         ---------------      ---------------

Net revenue ...............................        $    371             $     --             $     --             $    371
Service revenue to affiliates .............             993                   --                   --                  993
                                                   --------             --------             --------             --------
              Total revenues ..............           1,364                   --                   --                1,364
                                                   --------             --------             --------             --------
Costs and Expenses:
    Cost of revenues ......................              69                   --                   --                   69
    Cost of services to affiliates ........             993                   --                   --                  993
    Research and development expenses .....          11,253                4,159                7,505               22,917
    Sales and marketing expenses ..........           1,910                1,733                1,150                4,793
    General and administrative expenses ...           4,205                2,840                  937                7,982
    Litigation costs ......................           4,300                   --                   --                4,300
    Acquired in-process research and
     development ..........................              --                   --               32,185               32,185
    Depreciation and amortization .........           1,695                1,650                  589                3,934
                                                   --------             --------             --------             --------
              Total costs and expenses ....          24,425               10,382               42,366               77,173
                                                   --------             --------             --------             --------
Loss from operations ......................         (23,061)             (10,382)             (42,366)             (75,809)
Other income, net .........................             263                   47                    9                  319
                                                   --------             --------             --------             --------
Net loss ..................................        $(22,798)            $(10,335)            $(42,357)            $(75,490)
                                                   ========             ========             ========             ========

Net loss per share, basic and diluted .....        $  (0.40)            $  (0.21)            $  (0.85)            $  (1.45)
                                                   ========             ========             ========             ========

Weighted average shares outstanding,
 basic and diluted ........................          56,371               50,063               50,063               52,166
                                                   ========             ========             ========             ========

 The accompanying notes are an integral part of these consolidated statements.

                               CAREINSITE, INC.
                         (a Development Stage Company)

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                (in thousands)



                                                 Common Stock                                  Deficit
                                                 --------------                               Accumulated  Accumulated
                                                 Number             Additional     Stock       During the     Other        Stock-
                                                   of                Paid-In    Subscription  Development  Comprehensive   holders'
                                                 Shares   Amount     Capital    Receivable     Stage        Income         Equity
                                                -------   ------    ----------  -----------   -----------  ------------- ----------
Capitalization at Inception, December 24,
   1996.--- .................................    50,063      $501     $  9,499     $(10,000)     $     --      $ --     $      --
  Contribution of Avicenna assets ...........        --        --       28,817           --            --        --        28,817
  Contribution of CareAgents stock ..........        --        --        3,250           --            --        --         3,250
  Net loss ..................................        --        --           --           --       (42,357)       --       (42,357)
  Capital contributions from Parent .........        --        --       11,856           --            --        --        11,856
                                                -------      ----     --------     --------      --------      ----     ---------
Balance at June 30, 1997 ....................    50,063       501       53,422      (10,000)      (42,357)       --         1,566
                                                -------      ----     --------     --------      --------      ----     ---------
  Net loss ..................................        --        --           --           --       (10,335)       --       (10,335)
  Capital contributions from Parent .........        --        --       16,567           --            --        --        16,567
                                                -------      ----     --------     --------      --------      ----     ---------
Balance at June 30, 1998 ....................    50,063       501       69,989      (10,000)      (52,692)       --         7,798
                                                -------      ----     --------     --------      --------      ----     ---------
     Net loss ...............................        --        --           --           --       (22,798)       --       (22,798)
     Unrealized gains on marketable
      securities ............................        --        --           --           --            --       278           278
                                                                                                                        ---------
       Total comprehensive loss .............   (22,520)
  Settlement of stock subscription
    receivable ..............................        --        --           --       10,000            --        --        10,000
  Common stock issued to Cerner .............    13,148       131       32,455           --            --        --        32,586
  Issuance of warrants to THINC .............        --        --        1,700           --            --        --         1,700
  Issuance of warrants to Horizon ...........        --        --        6,725           --            --        --         6,725
  Sale of common stock in initial public
    offering, net of underwriting discount
    and offering expenses of $10,509 ........     6,498        65      106,381           --            --        --       106,446
  Common stock issued to Parent .............       701         7       11,207           --            --        --        11,214
  Capital contributions from Parent .........        --        --       19,475           --            --        --        19,475
                                                -------      ----     --------     --------      --------      ----     ---------
Balance at June 30, 1999 ....................    70,410      $704     $247,932     $     --      $(75,490)     $278     $ 173,424
                                                =======      ====     ========     ========      ========      ====     =========

 The accompanying notes are an integral part of these consolidated statements.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (in thousands)



                                                                                                 Period From          Cumulative
                                                                                                  Inception         From Inception
                                                                    Years Ended June 30,       (Dec. 24, 1996)      (Dec. 24, 1996)
                                                               ----------------------------        Through              Through
                                                                  1999             1998         June 30, 1997       June 30, 1999
                                                               ------------    ------------    ---------------      ---------------
Cash Flows Used In Operating Activities:
  Net loss ...............................................       $ (22,798)        $(10,335)        $(42,357)        $ (75,490)
     Adjustments to reconcile net loss to net cash
      used in operating activities:
       Depreciation and amortization .....................           1,695            1,650              589             3,934
       Write-off of acquired in-process research and
        development costs ................................              --               --           32,185            32,185
       Write-off of acquired intellectual property and
             software technologies .......................              --               --            5,228             5,228
       Write-off of capitalized software costs ...........           2,381               --               --             2,381
       Net loss from investment in unconsolidated
        affiliate ........................................             596               --               --               596
       Changes in operating assets and liabilities:
           Accounts and affiliate receivable, net ........          (1,269)              --               --            (1,269)
           Prepaid and other current assets ..............            (410)              --               --              (410)
           Other assets ..................................            (434)            (217)              61              (590)
           Accounts, Parent and affiliate payables .......           1,499              329             (241)            1,587
           Accrued liabilities ...........................             464             (479)            (476)             (491)
                                                                 ---------         --------         --------         ---------
            Net cash used in operating activities ........         (18,276)          (9,052)          (5,011)          (32,339)
                                                                 ---------         --------         --------         ---------
Cash Flows Used In Investing Activities:
       Purchases of property, plant and equipment ........            (276)          (2,097)          (1,023)           (3,396)
       Software development costs ........................          (7,769)          (4,624)            (348)          (12,741)
       Purchases of short-term marketable securities .....         (54,392)              --               --           (54,392)
       Acquisition of Med-Link, net of cash acquired .....         (13,980)              --               --           (13,980)
       Investment in unconsolidated affiliate ............          (1,350)              --               --            (1,350)
                                                                 ---------         --------         --------         ---------
            Net cash used in investing activities ........         (77,767)          (6,721)          (1,371)          (85,859)
                                                                 ---------         --------         --------         ---------
Cash Flows Provided By Financing Activities:
       Proceeds from stock subscription receivable .......          10,000               --               --            10,000
       Net proceeds from initial public offering .........         108,366               --               --           108,366
       Proceeds from sale of Common Stock to Parent ......          11,214               --               --            11,214
       Proceeds from sale of Common Stock to Cerner ......          11,786               --               --            11,786
       Capital contribution from Parent ..................          18,381           15,842            6,628            40,851
                                                                 ---------         --------         --------         ---------
            Net cash provided by financing activities ....         159,747           15,842            6,628           182,217
                                                                 ---------         --------         --------         ---------
Change in cash and cash equivalents ......................          63,704               69              246            64,019
Cash and cash equivalents, beginning of period ...........             315              246               --                --
                                                                 ---------         --------         --------         ---------
Cash and cash equivalents, end of period .................       $  64,019         $    315         $    246         $  64,019
                                                                 =========         ========         ========         =========

Supplemental disclosure of non-cash investing and
     financing activities:
  Contribution of Avicenna assets from Parent ............       $      --         $     --         $ 28,817         $  28,817
                                                                 =========         ========         ========         =========
  Contribution of CareAgents stock from Parent ...........       $      --         $     --         $  3,250         $   3,250
                                                                 =========         ========         ========         =========
  Contribution of acquired intellectual property
     and software technologies from Parent ...............       $      --         $     --         $  5,228         $   5,228
                                                                 =========         ========         ========         =========
  Contribution of note receivable from Parent ............       $      --         $  2,000         $     --         $   2,000
                                                                 =========         ========         ========         =========
  Issuance of equity for software technology licensed
     from Cerner .........................................       $  20,800         $     --         $     --         $  20,800
                                                                 =========         ========         ========         =========
  Conversion of note receivable into a stock investment ..       $   2,000         $     --         $     --         $   2,000
                                                                 =========         ========         ========         =========
  Issuance of THINC warrant ..............................       $   1,700         $     --         $     --         $   1,700
                                                                 =========         ========         ========         =========
  Issuance of Horizon warrant ............................       $   6,725         $     --         $     --         $   6,725
                                                                 =========         ========         ========         =========

 The accompanying notes are an integral part of these consolidated statements.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)      Nature of Operations and Strategic Relationships


The Company

         On December 24, 1996, Medical Manager Corporation (formerly known as Synetic, Inc., herein referred to as "Medical Manager" or the "Parent") acquired Avicenna Systems Corporation, a privately held, development stage company that marketed and built Intranets for managed healthcare plans, integrated healthcare delivery systems and hospitals (See Note 3). The acquisition of Avicenna marked the inception of Medical Manager's healthcare electronic commerce business (the "Inception"). On January 23, 1997, Medical Manager acquired CareAgents, Inc. ("CareAgents"), a privately held, development stage company engaged in developing Internet-based clinical commerce applications (See Note 3). On November 24, 1998, Medical Manager formed Synetic Healthcare Communications, Inc., which was subsequently renamed CareInsite, Inc. ("CareInsite" or the "Company"). On January 2, 1999, Medical Manager contributed the stock of CareAgents to Avicenna. Concurrently, Avicenna contributed the stock of CareAgents and substantially all of Avicenna's other assets and liabilities to the Company (the "Formation"). Medical Manager also contributed $10,000,000 in cash to the Company. The Formation has been accounted for using the carryover basis of accounting and the Company's financial statements include the accounts and operations of Avicenna and CareAgents for all periods presented from the date each entity was acquired. As of June 30, 1999, Medical Manager owned 72.1% of the outstanding common stock of the Company.

         On June 16, 1999, the Company completed its initial public offering of 6,497,500 shares of its common stock (the "Offering"). The net proceeds of the Offering were $106,446,000.

         The Company is in the development stage. The Company intends to provide a broad range of healthcare electronic commerce services which will leverage Internet technology to improve communication among physicians, payers, suppliers and patients. The provision of products and services using Internet technology in the healthcare electronic commerce industry is subject to risks, including, but not limited to, those associated with competition from existing companies offering the same or similar services, uncertainty with respect to market acceptance of its products and services, rapid technological change, management of growth, availability of future capital and minimal previous record of operations or earnings.


Strategic Relationships



THINC

          In January 1999, the Company, The Health Information Network Connection LLC ("THINC"), and the THINC founding members, Greater New York Hospital Association, Empire Blue Cross and Blue Shield ("Empire"), Group Health Incorporated ("GHI"), and HIP Health Plans ("HIP") entered into definitive agreements and consummated a broad strategic alliance. Under this arrangement, among other things, the Company (i) acquired a 20% ownership interest in THINC in exchange for $1,500,000 in cash and a warrant to purchase an aggregate of 4,059,118 shares of common stock of the Company, (ii) agreed to extend senior loans to THINC of $2,000,000 of working capital line of credit (the "Working Capital Line of Credit") and $1,500,000 of contingent line of credit (the "Contingent Line of Credit"), (iii) entered into a Management Services Agreement with THINC pursuant to which the Company will manage all operations of THINC, including, providing THINC with certain content and messaging services, (iv) licensed to THINC content and messaging services for use over the THINC network and (v) entered into Clinical Transaction Agreements with each of Empire, GHI and HIP (the "THINC Payers") to provide online prescription and laboratory transaction services. The Company's Clinical Transaction Agreement with GHI specifies that the Company

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)      Nature of Operations and Strategic Relationships (continued)


does not have the right to provide prescription communication services to GHI unless either the Company enters into an agreement with GHI's pharmacy benefit manager outlining a methodology for the implementation of such services or GHI elects to proceed without such an agreement. GHI's current pharmacy benefit manager is Merck-Medco, a company with whom the Company is currently involved in litigation (See Note 7). To date, the Company has not entered into any such agreement with Merck-Medco and GHI has not made such election.

         As part of this arrangement, THINC entered into Managed Care Transaction Contracts with each of the THINC Payers whereby the THINC Payers agreed to use the THINC network for their online medical claims submission, eligibility, benefit plan detail, roster distribution, remittance advice distribution, claims inquiry, referral/pre-certification and authorization, and encounter submission transactions.

                  The warrant issued to THINC is exercisable on December 13, 1999 at $4.00 per share of common stock and expires on January 1, 2006, subject to certain exceptions. The warrant and the shares of the Company's common stock issuable upon the exercise of the warrant are subject to certain restrictions on transfer. The estimated fair value of the warrant on the date issued was $1,700,000, as determined using the Black-Scholes option-pricing model. The Company accounts for its investment in THINC using the equity method of accounting.

Cerner

         In January 1999, the Company entered into definitive agreements and consummated a broad strategic alliance with Cerner Corporation ("Cerner"). Cerner, a publicly traded corporation, is a supplier of clinical and management information systems for healthcare organizations. Under this arrangement, the Company, among other things, obtained a perpetual software license to the functionality embedded in Cerner's Health Network Architecture ("HNA"), including HNA Millennium Architecture, in exchange for 12,437,500 shares of the Company's common stock (such shares are subject to certain restrictions on transfer and other adjustments). In addition, the Company issued to Cerner a warrant to purchase up to 1,008,445 shares of common stock at $4.00 per share, exercisable only in the event THINC exercises its warrant. Also, the Company will issue to Cerner 2,503,125 additional shares of common stock on or after February 15, 2001 at $0.01 per share in the event the Company has achieved a stated level of physician participation by 2001. The software acquired from Cerner was valued at $20,800,000 based on the value of the equity consideration as determined using an income approach valuation methodology. A ten year forecast of revenues and costs was prepared with the resulting cash flows reduced by working capital and capital expenditures. The net results were then discounted to present value based on a weighted average discount rate of 30%. In connection with the Company's strategic relationship with Cerner, the Company sold to Cerner a beneficial interest representing 2% of THINC. As beneficial owner, Cerner will receive any dividends, income and liquidation or disposition proceeds related to its 2% interest. However, the Company will remain the owner of record, will exercise voting rights and will have the right to sell, transfer, exchange, encumber, or otherwise dispose of Cerner's 2% interest. Cerner has also agreed to fund $1,000,000 of the Company's $2,000,000 senior loan to THINC. Additionally, the Company and Cerner entered into a Marketing Agreement that allows for the marketing and distribution of the Company's services to the physicians and providers associated with more than 1,000 healthcare organizations who currently utilize Cerner's clinical and management information system. In addition, Cerner committed to make available engineering and systems architecture personnel and expertise to accelerate the deployment of the Company's services, as well as ongoing technical support and future enhancements to HNA. Concurrent with the Offering, the Company sold 537,634 shares of its common stock to Cerner for net proceeds of approximately $9,000,000. As of June 30, 1999, Cerner owned 18.7% of the outstanding common stock of the Company.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      Nature of Operations and Strategic Relationships (continued)

Horizon Blue Cross Blue Shield of New Jersey

         In June 1999, the Company entered into a five and one-half year agreement with Horizon Blue Cross Blue Shield of New Jersey ("Horizon") to provide online prescription, laboratory and managed care communication services. In connection with this transaction, among other things, the Company issued to Horizon a warrant to purchase an aggregate of 811,824 shares of common stock of the Company. The Horizon warrant is exercisable December 23, 2001 at $18.00 per share and expires on January 4, 2005. The Horizon warrant and the shares of the Company's common stock issuable upon the exercise of the Horizon warrant are subject to certain restrictions on transfer. The estimated fair value of the warrant at the date issued was approximately $6,725,000, as determined using the Black-Scholes option-pricing model.

Medical Manager Health Systems, Inc.

         Medical Manager Health Systems, Inc. ("Medical Manager Health Systems"), a wholly-owned subsidiary of Medical Manager, is a leading provider of comprehensive physician practice management systems that address the financial, administrative and clinical practice needs of physicians.

         Medical Manager Health Systems and the Company entered into an agreement under which the Company will be the exclusive provider of certain network, web hosting and transaction services to Medical Manager Health Systems. Under this agreement the Company intends to provide healthcare e-commerce services to Medical Manager Health System physician base. The Company intends to use Medical Manager Health Systems' sales and support network as a platform from which to distribute, install and support the Company's transaction, messaging and content services to Medical Manager Health Systems physicians.

America Online agreement

         In September 1999, the Company entered into a strategic alliance with America Online, Inc. ("AOL") for the Company to be AOL's exclusive provider of a comprehensive suite of services that connect AOL's 18 million members, as well as CompuServe members and visitors to AOL's Web-based brands Netscape, AOL.COM and Digital City (collectively, "AOL Members"), to physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. Under the agreement, the Company and AOL have agreed to create co-branded sites which will enable AOL Members to manage their healthcare through online communication with their physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. Through this arrangement, AOL Members will have access to the Company's secure, real-time services being developed that allow them, among other things, to select and enroll in health plans, choose their providers, schedule appointments, renew and refill plan approved prescriptions, view lab results, review claims status, receive explanations of benefits, review patient education materials provided by their health plans, understand plan policies and procedures and receive plan treatment authorizations. The Company and AOL have also agreed to collaborate in sales and marketing to the healthcare industry, and they intend to leverage their alliance into cross-promotional and shared advertising revenue initiatives. Under the financial terms of the arrangement, the Company has agreed to make $30,000,000 of guaranteed payments to AOL.

         Under a separate agreement entered into in September 1999, AOL purchased 100 shares of the Company's newly issued convertible redeemable preferred stock ("Preferred Stock") at a price of $100,000 per share, or $10,000,000 of Preferred Stock in the aggregate, with an option to purchase up to an additional 100 shares of Preferred Stock in September 2000 at the same price. At the option of AOL, in March 2002, the Preferred Stock is either redeemable in whole for $100,000 per share in cash or convertible in whole, on a per share basis, into (i) the number of shares of the Company's common stock equal to $100,000 divided by $49.25 (or 2,030.5 shares) and (ii) a warrant exercisable for

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)      Nature of Operations and Strategic Relationships (continued)

the same number of shares of the Company's common stock, or 2,030.5 shares, at a price of $49.25 per share. In the event that AOL elects to convert the 100 shares of Preferred Stock it purchased in September 1999, it would receive 203,046 shares of the Company's common stock and a warrant exercisable into an additional 203,046 shares at $49.25 per share. Prior to March 2002, AOL has the right to require the Company to redeem the Preferred Stock in whole at $100,000 per share in the event of a change of control of the Company. The Preferred Stock is non-voting except under certain extraordinary circumstances and no dividend is payable on the Preferred Stock unless the Company declares a dividend on its common stock.

(2)      Summary of Significant Accounting Policies

Principles of consolidation

         The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Revenue recognition

         Revenue is recognized when services are performed. The Company began to recognize revenues for the first time during fiscal year 1999. Revenues have been recognized under the management services agreement with THINC and the Company's newly acquired subsidiary Med-Link (See Note 3). Two customers accounted for approximately 37.9% and 10.3% of net revenues, excluding service revenues from affiliates, during fiscal year 1999.

Property, plant and equipment

         Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease. Estimated useful lives by class of assets are as follows:

   Equipment.................................................      3 - 5 years
   Furniture and fixtures....................................      7 years
   Leasehold improvements....................................  Lesser of useful life or lease term

         Expenditures for repairs and maintenance are charged to expense as incurred. Renewals or betterments of significant items are capitalized.

         The Company assesses the recoverability of long-lived assets periodically. If there is an indication of impairment of such assets, the amount of impairment, if any, is charged to operations in the period in which impairment is determined.

Intangible assets

         Intangible assets relate to goodwill and services agreements and are stated at cost less accumulated amortization. Intangible assets are amortized over the expected periods to be benefited, which have been determined to have lives between 3 and 10 years. Accumulated amortization at June 30, 1999 and 1998 was approximately $1,903,000 and $1,214,000, respectively.

         The Company periodically assesses the recoverability of intangible assets by determining whether the amortization of the balances over its remaining life can be recovered through projected undiscounted cash flows. Any impairment is charged to operations in the period in which impairment is determined.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(2)      Summary of Significant Accounting Policies (continued)


Product development costs

         The Company incurs costs for the production of computer software for use in the sale of its services. The Company's services include prescription communication services, laboratory communication services, managed care services (which include claims eligibility and referral and pre-certification authorization services), content services and messaging services. All costs in the software development process, which are classified as research and development, are expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, such software development costs are capitalized until the software is commercially available. Costs capitalized include direct labor and related overhead for software produced by the Company and the costs of software licensed from third parties related to the Company's services.

         The amounts expensed in the fiscal years ended June 30, 1999 and 1998 and the period from inception December 24, 1996 through June 30, 1997, were $11,253,000, $4,159,000 and $7,505,000, respectively. As of June 30, 1999 and
1998, capitalized internally generated costs were $4,353,000 and $4,368,000, respectively. As of June 30, 1999 and 1998, amounts capitalized for software licensed from vendors were $26,977,000 and $604,000, respectively. Software licensed from vendors primarily relates to the perpetual software licenses obtained from Cerner.

         During the year ending June 30, 1999, the Company abandoned its development efforts with respect to certain of its products and services as a result of encountering a high risk development issue associated with integrating those products and services with the acquired Cerner technology. Accordingly, the capitalized software costs related to these products and services in the amount of $2,381,000 were written off in December 1998 and included in research and development expenses for the year ended June 30, 1999.

         For the period from inception (December 24, 1996) through June 30, 1997, $5,228,000 of costs associated with the acquisitions of certain intellectual property and software technologies was expensed as research and development as technological feasibility had not been reached.

Cash and cash equivalents

         The Company considers all investment instruments with an original maturity of three months or less to be the equivalent of cash for purposes of balance sheet presentation and for the consolidated statements of cash flows. These short-term investments are stated at cost, which approximates markets.

Net loss per share

         Basic net loss per share and diluted net loss per share are presented in conformity with SFAS No. 128, "Earnings per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing net income by the weighted-average number of common shares outstanding for the period. It also requires a reconciliation of the numerator and denominator of the basic net loss per share to the numerator and denominator of the diluted net loss per share. As of June 30, 1999 the calculation of diluted net loss per share excludes an aggregate of 4,652,500 shares of common stock issuable upon exercise of employee stock options, warrants to purchase an aggregate of 5,879,387 shares of common stock and an aggregate of 2,503,125 shares of common stock contingently issuable to Cerner, as the effect of such shares would be anti-dilutive for all periods presented. Common shares outstanding and per share amounts reflect the Formation and are considered outstanding from inception.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(2)      Summary of Significant Accounting Policies (continued)

Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business segment information

         The Company adopted Statement of Financial Accounting Standards, No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), in fiscal year 1999. SFAS No. 131 establishes standards for reporting information about operating segments and related disclosures about products, geographic information and major customers. The Company operates in a single business segment, which is healthcare e-commerce within the United States.

Recently issued accounting standards

         In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position, or "SOP," 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company is required to implement SOP 98-1 for the year ending June 30, 2000. Management believes the adoption of SOP 98-1 will have no material impact on the Company's financial condition or results of operations.

         In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that entities expense start-up costs as incurred. The Company is required to implement SOP 98-5 for the year ending June 30, 2000. Management believes the adoption of SOP 98-5 will have no material impact on the Company's financial condition or results of operations.

Reclassifications

         Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

Accrued liabilities

                                                             June 30, 1999            June 30, 1998
                                                             -------------            -------------
                                                                          (in thousands)
Accrued payroll and benefit costs.................                  $  618                   $  408
Accrued software costs............................                       -                      400
Accrued accounting fees...........................                     370                        -
Accrued legal fees................................                   1,765                        -
Accrued acquisition costs.........................                     590                      109
Accrued consulting................................                      48                      154
Accrued printing and engraving cards..............                     474                        -
Other.............................................                     550                       95
                                                                    ------                   ------
                                                                    $4,415                   $1,166
                                                                    ======                   ======

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3)      Acquisitions

Avicenna

         On December 24, 1996, Medical Manager acquired the outstanding equity and indebtedness (including employee stock options) of Avicenna, a privately held development stage company located in Cambridge, Massachusetts, for 428,643 shares of Medical Manager's common stock and 161,015 shares of Medical Manager's common stock to be issued in connection with the exercise of employee stock options. The shares issued were subject to certain limitations restricting the liquidity and transferability of such shares. The fair value of the shares, as determined by management, was approximately $47.37 per share. A discount was applied to the market value of Medical Manager stock to reflect the limitations restricting the liquidity and transferability of such shares to arrive at this amount. The acquisition was accounted for using the purchase method, with the purchase price being allocated to assets acquired based on their fair values.

         A summary of the purchase price allocation is as follows (in thousands):

     Cash........................................................................ $    42
     Short-term investments......................................................     240
     Other assets................................................................     216
     Property, plant and equipment...............................................     759
     Purchased research and development..........................................  28,600
     Intangible assets...........................................................   1,502
     Goodwill....................................................................     116
                                                                                  -------
                                                                                  $31,475
                                                                                  =======

         The intangible assets of $1,502,000 represent the estimated fair market value of Avicenna's existing technical staff. The amount allocated to technical staff was determined based on the estimated costs to recruit, train and develop a replacement workforce. The significant assumptions include salary and benefit levels and expected employee turnover rate. The amount allocated to acquired in-process research and development of $28,600,000 was determined using established valuation techniques. Remaining amounts have been allocated to goodwill and were amortized over a two-year period.

CareAgents

         On January 23, 1997, Medical Manager acquired CareAgents, a privately held development stage company, for 106,029 shares of Medical Manager's common stock. The shares issued were subject to certain limitations restricting the liquidity and transferability of such shares. The fair value of the shares, as determined by management, was approximately $30.65 per share. A discount was applied to the market value of Medical Manager stock to reflect the two-year limitation restricting the liquidity and transferability of such shares to arrive at this amount. CareAgents was an early development stage company focused on Internet-based clinical commerce applications. The acquisition was accounted for using the purchase method, with the purchase price being allocated to acquired in process research and development of $3,585,000 based on its fair value. The amount allocated to purchased research and development of $3,585,000 was determined using established valuation techniques.

Acquired In-Process Research and Development

         In connection with the acquisitions of Avicenna and CareAgents, an allocation of the purchase price was made to acquired in-process research and development. The estimates of fair value for the purchased research and development are primarily the responsibility of management. These amounts have been expensed on the respective

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3)      Acquisitions (continued)

acquisition dates as the in-process research and development had not reached technological feasibility and had no alternative future use. A description of the acquired in-process research and development and the estimates made are as follows:

Avicenna

         The amount allocated to acquired in-process research and development of $28,600,000 was determined based on an income approach valuation methodology. The valuation projected revenue and costs over a nine year period with profitability commencing in three years and increasing steadily through year nine. The assumptions on which the projections were based are subject to a high degree of uncertainty. The more significant uncertainties were those regarding the timing and extent of the estimated revenues associated with this technology as well as the estimated costs to complete the development. A nine year forecast of revenues and costs attributable to the acquired technology was prepared. The nine-year projection period was consistent with the expected useful life of the Intranets under development. The resulting operating cash flows were then reduced by working capital and capital expenditures and discounted to present value based upon a discount rate of 30%.

         Avicenna was in the early stages of its development and the systems under development had not yet reached technological feasibility. There was no alternative future use for the technology then developed.

         Avicenna had incurred approximately $1,263,000 in research and development costs to develop the technology to its then current status. Significant costs remained to complete the technological capabilities of its product line and then migrate those capabilities to a new business model envisioned by Medical Manager.

CareAgents

         The entire purchase price of $3,585,000 was assigned to acquired in-process research and development. The purchase price allocation to acquired in-process research and development was determined based on an income approach methodology. The assumptions on which the projections were based are subject to a high degree of uncertainty. The more significant uncertainties were those regarding the timing and extent of the estimated revenues associated with this technology as well as the estimated costs to complete the development, as CareAgents was in its initial stages of development. A nine-year forecast of revenues and costs attributable to the acquired technology was prepared. The nine-year projection period was consistent with the expected useful life of the Intranets under development. The resulting operating cash flows were then reduced by working capital and capital expenditures and discounted to present value based upon a discount rate of 50%.


         CareAgents' technology was in the very early stages of development with basic user requirements, a business plan, preliminary system architecture with process flow diagrams and prototyping efforts comprising the work completed to date. Substantial costs remained to mature the technology to the point of technological feasibility and then complete for first product deployment. No work had been completed on a detailed engineering design or on building or testing any substantive code.

Med-Link Technologies, Inc.

                  On May 24, 1999, the Company acquired Med-Link Technologies, Inc. ("Med-Link"), a provider of electronic data interchange services based in Somerset, New Jersey. The purchase price for the outstanding capital stock of Med-Link was $14,000,000 in cash. The acquisition was funded through the sale of 875,000 shares of the Company's common stock at a price of $16.00 per share for total proceeds of $14,000,000. Of these shares, Medical Manager purchased 700,875 shares and Cerner purchased 174,125 shares. The acquisition was accounted for using the purchase method of accounting. The operations of Med-Link are included in the accounts beginning on May 24, 1999.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)      Acquisitions (continued)

         Management of the Company allocated the purchase consideration for Med-Link assets acquired, at fair market value, with the excess allocated to goodwill. Goodwill of $13,450,000 is being amortized over ten years utilizing the straight line method.


         A preliminary summary of the purchase price allocation is as follows (in thousands):


     Cash........................................................................ $    20
     Accounts receivable.........................................................     711
     Other assets................................................................      38
     Property, plant and equipment...............................................     459
     Goodwill....................................................................  13,450
                                                                                  -------
                                                                                  $14,678
                                                                                  =======

Unaudited Pro Forma Financial Data

         The unaudited pro forma revenues, net and net loss per common share, assuming the Med-Link acquisition was consummated on July 1, 1997 are presented below. The unaudited pro forma financial data does not purport to represent what the Company's results of operations actually would have been if those transactions had been consummated on the dates or for the periods indicated, or what such results will be for any future date or for any future period.


                                                                           (unaudited)
                                                                         Pro forma June 30,
                                                                    -------------------------------
                                                                      1999                 1998
                                                                    -------------------------------
                                                                (in thousands, except per share data)
Net revenues                                                         $  4,311             $  2,657
                                                                     ========             ========
Net loss                                                             $(25,414)            $(13,212)
                                                                     ========             ========
Net loss per common share, basic and diluted                         $  (0.44)            $  (0.26)
                                                                     ========             ========
Weighted average shares outstanding, basic and diluted                 57,155               50,938
                                                                     ========             ========


(4)      Investment

         On March 24, 1998, Medical Manager loaned a privately held company ("Debtor") $2,000,000 under an 8% Senior Convertible Note due March 23, 1999 (the "Note"). In connection with the Formation of the Company, Medical Manager assigned its rights under the Note to the Company. In January 1999, Debtor was acquired by another privately held company ("Successor"). In connection with this acquisition, the Company elected to convert the Note into 291,952 shares of Successor's Series B Preferred Stock ("Preferred"). The Preferred is convertible into common stock (i) at the Company's option any time after the anniversary date of issuance, and (ii) automatically immediately prior to an IPO of Successor. In 1999, the Successor entered into a plan of merger with a publicly held company. Should the merger be approved and completed, the Successor's Preferred will be convertible into a pre-determined number of shares of common stock of this publicly held company. The Preferred is included on the consolidated balance sheet as an investment at June 30, 1999.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(5)      Related Party Transactions

Tax sharing agreement

         Effective June 16, 1999, the Company no longer files a consolidated federal income tax return with Medical Manager, but will continue to file a combined tax return with Medical Manager for California income tax purposes. The Company and Medical Manager entered into a tax sharing agreement providing, among other things, that, for periods prior to the Offering and during which the Company was included in Medical Manager's consolidated federal income tax returns, the Company will be required to pay Medical Manager an amount equal to the Company's federal income tax liabilities for these periods, determined as if the Company had filed federal income tax returns on a separate company basis. Additionally, for periods both before and after the Offering, in situations where the Company files a combined return with Medical Manager for state income tax purposes, such as for California, the Company will be required to pay Medical Manager an amount equal to the Company's state income tax liabilities, determined as if the Company had filed state income tax returns on a separate company basis. If the Company experiences a net operating loss resulting in no federal or state income tax liability for a taxable period in which it was included in Medical Manager's consolidated federal or combined state income tax returns, the Company will be entitled to a payment from Medical Manager equal to the reduction, if any, in the federal or state income tax liability of the Medical Manager consolidated group by reason of the use of the Company's net operating loss. Further, under the tax sharing agreement, if the Company receives a net tax benefit for certain equity based compensation arrangements involving Medical Manager stock, or for the payment by Medical Manager of certain litigation expenses and damages pursuant to the terms of an indemnification agreement between the Company and Medical Manager as described below, then the Company is required to pay an amount equal to those tax benefits to Medical Manager when they are actually realized by the Company. The tax sharing agreement also provides for Medical Manager to conduct tax audits and tax controversies on the Company's behalf for periods, and with respect to returns, in which the Company is included in the Medical Manager consolidated or combined returns.

Services agreement

         The Company and Medical Manager entered into a services agreement dated as of January 1, 1999, pursuant to which Medical Manager will provide the Company with certain administrative services which may include payroll, accounting, business development, legal, tax, executive services and information processing and other similar services. The Company pays the actual costs of providing these services. Such costs include an allocable portion of the compensation and other related expenses of employees of Medical Manager who serve as officers of the Company. This agreement is terminable by either party upon 60 days prior written notice in certain events, or by Medical Manager, at any time, if Medical Manager ceases to own at least 50% of the voting stock of the Company. The services agreement shall terminate by its terms, if not previously terminated or renewed, on January 1, 2004.

         Allocations from Medical Manager to the Company were $1,050,000, $836,000 and $230,000 for the fiscal years ended June 30, 1999 and 1998 and for the period from Inception (December 24, 1996) through June 30, 1997, respectively. The allocation was calculated based on the estimated time the Medical Manager employees worked providing services to the Company. As of June 30, 1999, the Company owes Medical Manager an aggregate of $853,000 associated with services agreement, reimbursable expenses and certain costs related to the Offering.

Indemnification agreement

         The Company and Medical Manager entered into an indemnification agreement, under the terms of which the Company will indemnify and hold harmless Medical Manager, on an after tax basis, with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of the business of the Company before or after the Offering. Similarly, Medical Manager will indemnify and hold harmless the Company, on an after tax basis, with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of Medical Manager other than the business of the Company before or after the Offering.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5)      Related Party Transactions (continued)

         With respect to the Merck litigation (See Note 7), this agreement provides that Medical Manager will bear both the actual costs of conducting the litigation and any monetary damages that may be awarded to Merck and Merck-Medco in the litigation. The Company records amounts funded by Medical Manager as a capital contribution, which was $4,300,000 through June 30, 1999. The agreement further provides that any damages awarded to the Company and Medical Manager in the litigation will be for the account of Medical Manager. Finally, the agreement provides that Medical Manager shall not be responsible for any losses suffered by CareInsite resulting from any equitable relief obtained by Merck-Medco against CareInsite, including, but not limited to, any lost profits, other losses, damages, liabilities, or costs or expenses arising from such equitable relief.

Medical Manager Health Systems

         The Company has an agreement with Medical Manager Health Systems, under which the Company will be the exclusive provider of certain network, web hosting and transaction services to Medical Manager Health Systems. Medical Manager Health Systems is a leading provider of comprehensive physician practice management information systems that address the financial, administrative and clinical practice needs of physicians. The Company intends to provide its healthcare e-commerce services to Medical Manager Health Systems' physician base by integrating those services into Medial Manager Health Systems' physician practice management information systems. The Company intends to use Medical Manager Health Systems' sales and support network as a platform from which to distribute, install and support the Company's transaction, messaging and content services to Medical Manager Health Systems' physicians.

THINC

         In connection with the management services agreement with THINC, the Company has billed approximately $993,000 related to services performed and $205,000 of associated reimbursable expenses. In addition, the Company and Cerner have funded to THINC an aggregate of $500,000 of the Working Capital Line of Credit, to which the Company and Cerner are committed. The Company's portion of the Working Capital Line of Credit funded was $250,000. These amounts are included in the receivable from affiliate balance of $1,448,000 included on the balance sheet as of June 30, 1999.

Cerner

         In connection with the January 1999 Cerner agreement, Cerner committed to make available engineering and systems architecture personnel and expertise to accelerate the deployment of the Company's services. During fiscal year 1999, Cerner charged the Company approximately $320,000 of fees and expenses related to the development of the Company's services. In connection with the Working Capital Line of Credit, Cerner has contributed $500,000 to the Company for the benefit of THINC. As of June 30, 1999, $250,000 is included on the balance sheet for the benefit of THINC from Cerner as part of the payable to affiliate of $497,000.


(6)      Income Taxes

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At June 30, 1998 net deferred tax liabilities of $1,275,000 primarily related to software development costs capitalized for financial reporting purposes and expensed for tax purposes.

         For the period from inception (December 24, 1996) through January 2, 1999, the tax benefits associated with net operating losses generated by the Company were retained by Medical Manager. Accordingly, no tax benefit has been or will be reflected in the accompanying financial statements for these net operating losses. For the period from January 2, 1999 through June 30, 1999, the Company generated net operating loss carry-forwards of approximately $6,537,000, which expire in fiscal year 2014. A valuation allowance of $919,000 has been provided against the net deferred tax assets in the same amount at June 30, 1999.


(7)      Commitments and Contingencies

Legal proceedings

         On February 18, 1999, Merck & Co., Inc. ("Merck") and Merck-Medco Managed Care, L.L.C. ("Merck-Medco") filed a complaint in the Superior Court of New Jersey against the Company, Medical Manager, Martin J. Wygod, Chairman of the Company and Medical Manager, and three officers and/or directors of the Company and Medical Manager, Paul C. Suthern, Roger C. Holstein and Charles A. Mele. The plaintiffs assert that the Company, Medical Manager and the individual

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(7)      Commitments and Contingencies (continued)

defendants are in violation of certain non-competition, non-solicitation and other agreements with Merck and Merck-Medco, and seek to enjoin the Company and them from conducting the Company's healthcare e-commerce business and from soliciting Merck-Medco's customers. The Medical Manager and Mr. Wygod's agreements provide an expiration date of May 24, 1999. Mr. Suthern's, Mr. Mele's and Mr. Holstein's agreements expire in December 1999, March 2000 and September 2002, respectively.

         A hearing was held on March 22, 1999 on an application for preliminary injunction filed by Merck and Merck-Medco. On April 15, 1999, the Superior Court denied this application. The Company believes that Merck's and Merck-Medco's positions in relation to it and the individual defendants are without merit and the Company intends to vigorously defend the litigation. However, the outcome of complex litigation is uncertain and cannot be predicted at this time. Any unanticipated adverse result could have a material adverse effect on the Company's financial condition and results of operations.

         The Company has recorded $4,300,000 in litigation costs associated with the Merck and Merck-Medco litigation in fiscal year 1999.

         In the normal course of business, the Company is involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcome will have a material adverse effect on its financial position.

THINC senior loans

         In connection with the Working Capital Line of Credit with THINC the Company and Cerner are obligated to fund the remaining available balance of approximately $1,500,000 subject to terms of the agreement with THINC. Subsequent to June 30, 1999, the Company and Cerner have funded the remaining balance of the Working Capital Line of Credit to THINC. Under the terms of the Contingent Line of Credit agreement with THINC, the Company is obligated to fund up to $1,500,000. As of June 30, 1999, the Company was not required to fund any amounts under the Contingent Line of Credit agreement.

Leases

         The Company leases office space and equipment under various non-cancelable operating leases. Rental expense was $1,271,000, $1,241,000 and $270,000 for the fiscal years ended June 30, 1999 and 1998 and for the period from Inception (December 24, 1996) through June 30, 1997, respectively. The minimum aggregate rental commitments under non-cancelable leases, excluding renewal options, are as follows (in thousands):


     Years ending June 30,

     2000..................................  $1,366
     2001..................................   1,332
     2002..................................     811


(8)      Fair Value of Financial Instruments

         Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, short-term marketable securities and accounts receivable. Cash, cash equivalents and short-term marketable securities are deposited with high quality financial institutions. All highly liquid investments with an original maturity from date of purchase of three months or less are considered to be cash equivalents. The Company's

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8)      Fair Value of Financial Instruments (continued)

cash, cash equivalents and short-term marketable securities are invested in various investment-grade commercial paper, money market accounts and certificates of deposit. All of the short-term marketable securities mature within twelve months. The carrying value of the Company's cash equivalents and short-term marketable securities is as follows (in thousands):

                                                                         June 30, 1999
                                                                         Carrying Value
                                                                        ----------------
Cash equivalents:
  Corporate and other non-government debt securities                          $  9,918
  Money market funds                                                            54,101
                                                                              --------
                                                                                64,019
                                                                              --------

Marketable securities:
  Corporate and other non-government debt securities                            19,253
  U.S. Federal Agency notes                                                     35,417
                                                                              --------
                                                                                54,670
                                                                              --------
                                                                              $118,689
                                                                              ========

         Gross unrealized gains on the marketable securities were $278,000 at June 30, 1999 and are included as part of accumulated other comprehensive income.

         Subsequent to year end, the Company purchased $50,000,000 principal amount of Federal Agency Notes maturing in June 2001.

         Management determines the appropriate classification of debt and equity securities at the time of purchase and reevaluates such designation as of each balance sheet date. Marketable debt and equity securities are considered available-for-sale, and are carried at their fair value, with the unrealized gains and losses reported net-of-tax as other comprehensive income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income. The cost of securities sold is based on specific identification. Interest and dividends on securities classified as available-for-sale are included in interest income.

(9)      Stock Options

         The Company adopted the CareInsite, Inc. 1999 Officer Stock Option Plan (the "Officer Stock Plan") and the CareInsite, Inc. 1999 Employee Stock Option Plan (the "Employee Stock Plan") (collectively the "Plans") during fiscal year 1999. The maximum number of shares of Company common stock that will be subject to options under the Employee Stock Plan is 4,000,000 and the maximum number of shares of Company common stock that will be subject to options under the Officer Stock Plan is 3,500,000, subject to adjustment in accordance with the terms of the Plans. The options under the Plans vest forty percent at the end of a thirty month period following the date of grant, and the remainder will vest in increments of twenty percent at the end of each subsequent twelve-month period, with the options being fully vested sixty-six months from the date of grant. Generally, options granted under the Plans have an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant and expire ten years after date of grant.

         The Plans will be administered by the Compensation Committee, provided that under certain circumstances the Compensation Committee may, subject to certain conditions, delegate authority under the Employee Stock Plan to certain designated officers. The Company accounts for the Plans under Accounting Principles Board Opinion No. 25 ("APB No. 25"), under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with FASB Statement No. 123, the Company's pro forma net loss and pro forma net loss per share would be $(23,192,000) and $(0.41), respectively, for the year ending June 30, 1999. The pro forma results indicated above are not intended to be indicative of or a projection of future results.

                               CAREINSITE, INC.
                         (a Development Stage Company)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)      Stock Options (continued)

         The fair value of each option grant is estimated on the date of grant by using the Black-Scholes option-pricing model. The following weighted average assumptions were used:


                                                                                 June 30,1999
                                                                             --------------------

Expected dividend yield....................................................             0.0%
Expected volatility........................................................          0.5327
Risk-free interest rates...................................................            5.65%
Expected option lives (years)..............................................      0.5 - 3.00

         The Company issued options to purchase an aggregate of 4,652,500 shares of Company common stock at a weighted average exercise price of $18.00. The weighted average fair value of options granted is $9.73. None of these options are exercisable as of June 30, 1999.

         Certain of the Company's employees have options to purchase shares of common stock in Medical Manager. These shares are included in Medical Manager's stock option plans and accounted for by Medical Manager under APB No. 25. Had compensation cost for these options been determined consistent with FASB Statement No. 123 and those costs allocated to the Company, pro forma net loss and pro forma net loss per share, including the Company Plans, would be $(37,098,000), $(20,340,000), $(45,570,000) and $(0.66), $(0.41), $(0.91) for
the years ended June 30, 1999 and 1998 and for the period from Inception (December 24,1996) through June 30, 1997, respectively.

(10)     Unaudited Quarterly Information

         The following table summarizes the unaudited quarterly financial data for the fiscal years ended June 30, 1999 and 1998. Net income (loss) per share calculations for each of the quarters are based on the weighted average number of shares outstanding for each period; therefore, the sum of the quarters may not necessarily be equal to the full fiscal year per share amount. All dollar amounts are in thousands except per share data.

                                           ----------------------------------------------------------------
                                                                     Quarter Ended
                                           ----------------------------------------------------------------
                                             September 30,    December 31,     March 31,        June 30,
                                                 1998            1998            1999            1999
                                            --------------  --------------  --------------  --------------
Fiscal 1999
 Net revenues                                     $     -    $     -            $   213          $ 1,151
 Net loss                                         $(2,058)   $(6,749)           $(6,674)         $(7,317)
 Net loss per share, basic and diluted            $ (0.04)   $ (0.13)           $ (0.11)         $ (0.11)

                                              --------------------------------------------------------------
                                                                      Quarter Ended
                                              --------------------------------------------------------------
                                              September 30,    December 31,     March 31,        June 30,
                                                   1997            1997            1998            1998
                                              --------------  --------------  --------------  --------------
Fiscal 1998
 Net revenues                                     $     -        $     -         $     -          $     -
 Net loss                                         $(2,449)       $(2,586)        $(2,755)         $(2,545)
 Net loss per share, basic and diluted            $ (0.05)       $ (0.05)        $ (0.06)         $ (0.05)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To CareInsite, Inc.:

We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of CareInsite, Inc. and subsidiaries included in this Form 10-K and have issued our report thereon dated August 27, 1999. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the consolidated financial statements and schedule is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commissions rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.




                                                             ARTHUR ANDERSEN LLP

Roseland, New Jersey
August 27, 1999

                               CAREINSITE, INC.

                Schedule II - Valuation and Qualifying Accounts

                    Years Ended June 30, 1999, 1998 and 1997

                                (in thousands)

                                                                        Additions
                                                                ---------------------------
                                                                Charged to       Charged to
                                              Beginning         Costs and          Other           Deductions      Ending
                                               Balance          Expenses         Accounts          Write-offs      Balance
                                              ----------        -----------      ----------       -----------      -------

  For the year ended June 30, 1999
     Allowance for doubtful accounts ....     $       --        $        6        $      --        $       --        $  6
     Deferred tax valuation allowance ...             --                --              919                --         919
                                              ----------        ----------        ---------        ----------        ----
                                              $       --        $        6        $     919        $       --        $925
                                              ==========        ==========        =========        ==========        ====

  For the year ended June 30, 1998 ......     $       --        $       --        $      --        $       --        $ --
                                              ==========        ==========        =========        ==========        ====

  For the year ended June 30, 1997 ......     $       --        $       --        $      --        $       --        $ --
                                              ==========        ==========        =========        ==========        ====



                                      S-II